LICENSE AGREEMENT

         LICENSE AGREEMENT (the "Agreement"), dated as of October 9, 2000, between RICH PRODUCTS MANUFACTURING CORPORATION, a Delaware corporation d/b/a Jon Donaire Desserts, with its principal office located at 1150 Niagara Street, Buffalo, New York ("Licensee"), and STARBAKE, INC., a Delaware corporation, with an office located at One Harmon Plaza, Secaucus, NJ 07094, ("Starbake") a wholly owned subsidiary of Paramark Enterprises, Inc., a Delaware corporation with its principal office located at One Harmon Plaza, Secaucus, New Jersey 07094 ("Paramark"). Paramark and Starbake are hereinafter collectively referred to as "Licensor".


                                 R E C I T A L S

         A. Simultaneously herewith, Licensor and Licensee have entered into an Asset Purchase Agreement (the "Purchase Agreement"), a copy of which Purchase Agreement is annexed hereto and incorporated by reference as EXHIBIT A;

         B. Pursuant to the Purchase Agreement, Licensor, as Seller, is selling and conveying, and Licensee, as Buyer, is purchasing and accepting conveyance of, certain Assets related to the operation of a commercial bakery Business by Licensor at 1919 Friendship Drive, La Jolla, California;

         C. The Purchase Agreement contemplates a Closing on the Assets subsequent hereto, however Licensee desires to assume operational control of the Assets simultaneously herewith, and Licensor is willing to grant such control, all subject to the terms of this Agreement and the Purchase Agreement;

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         NOW, THEREFORE,  in consideration of the representations and warranties made herein, and of the mutual benefits to be derived hereby, and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

1.   INCORPORATION  OF  RECITALS.   The  Recitals  set  forth   hereinabove  are
incorporated into and made a part of this Agreement.

2. CAPITALIZED TERMS. All capitalized terms used but not defined in this Agreement shall have the same meaning as respectively ascribed to them in the Purchase Agreement.

3. CONFLICT. In the event of any conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of this Agreement shall be deemed controlling as if same had amended the Purchase Agreement.

4. LICENSE. Licensor hereby grants Licensee an exclusive license (the "License") pursuant to which Licensee will, simultaneously with the execution herewith:

a. Assume control of the Assets and the Business as if a Closing had occurred under the Purchase Agreement;

b. Accept all indicia of beneficial, but not legal, title in all of the Assets;

c. Have sole control and responsibility for all income and expenses related to the Assets and the Business for transactions arising in respect to the Assets and the Business after the date of this Agreement;

d. Assume full legal liability for the Assumed Liabilities as of the date of this Agreement and make payments therefor to Licensor not less than ten
     (10) days before the respective due dates for such payments unless Licensor directs Licensee in writing to make any such payments directly to the respective lessors and/or vendors;


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e.   Promptly  take  such  action as is  necessary  to insure  the  Business  in compliance with the requirements set forth in the Lease and name on said insurance the lessor on the Lease and the Licensor as additional insureds. An insurance certificate evidencing the foregoing must be delivered to Licensor within forty eight (48) hours of the execution of this License Agreement.

5. LICENSE FEE. Licensee shall pay Licensor a monthly license fee of Four Thousand Dollars ($4,000.00)(representing a per diem of $133.34) for the period from the date of this Agreement until the Closing, or the termination of this License as more specifically set forth hereinbelow. Licensee shall prepay the license fee through December 31, 2000 simultaneously herewith. To the extent that a Closing occurs prior to December 31, 2000, or this Agreement is terminated, then any unearned license fee shall be, as the case may be, either
(a) credited against the cash portion of the Purchase Price at Closing or (b) if the Agreement is terminated, then refunded to Licensee by certified check or wire transfer to accounts designated by Licensee within five (5) days of the date of such termination. To the extent that the Closing may occur after December 31, 2000, the Licensee shall continue to pay the monthly license fee on January 1, 2001 and the first of each and every month thereafter up to the date of the Closing or the termination of this Agreement.

6. REPRESENTATIONS AND WARRANTIES. All of Licensor's representations and warranties set forth in the Purchase Agreement, except as to those relating to corporate status and authority, shall be deemed to have been made simultaneously herewith and, subject to Section 7.2 of the Purchase Agreement shall have no applicability for any periods subsequent to the date of this Agreement.

7. COVENANTS OF SELLER. None of Seller's covenants set forth in Article IV of the Purchase Agreement shall be effective after the date hereof except as to those covenants set forth in Sections 4.1.2 through 4.1.8 and 4.3.2 through 4.3.6.

8. INDEMNIFICATION. Licensor's and Licensee's respective indemnity obligations set forth in Article VI of the Purchase Agreement are modified so that the words "Closing" and "Closing Date" therein is replaced by the words "the date of the License Agreement".

9. LICENSE AGREEMENT TERMINATION. The License Agreement shall terminate upon the earlier of the following:

a.   Closing under the Purchase Agreement;

b. Termination of the Purchase Agreement pursuant to the respective rights to terminate granted therein, including without limitation, termination by Licensor in the event Paramark is unable to obtain the consent of its shareholders to the transaction contemplated by the Purchase Agreement as required by applicable law and the rules and regulations of the Securities and Exchange Commission.

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In such event,  this Agreement  shall be terminated and Buyer shall be obligated to re-convey the Assets to Seller, all as more particularly set forth hereinbelow.

10. PROCEDURE IN THE EVENT OF TERMINATION OF THE LICENSE AGREEMENT. If Licensee shall receive written notice (the "Termination Notice") from Licensor, or Licensor's counsel, that the Purchase Agreement is being terminated pursuant to
Section 9(b) hereinabove then each and all of the following shall occur or shall be deemed to have occurred:

a. All right, title and interest to the Assets shall be deemed to have been automatically re-conveyed to Licensor simultaneously with the Termination Notice and Licensor shall immediately reassume possession of the Assets and the Business;

b. Licensor and Licensee shall make immediate arrangements for the Licensor's repurchase from Licensee of any applicable inventory related to the Business, as then existing, as mutually agreed; and

c. Licensee shall fully cooperate with Licensor in effectuating the intent of this Section 10 so that Licensor may reassume control of the Assets and the Business as same was held by Licensor prior to the License Agreement subject to transactions entered into by Licensee in the ordinary course of business after the date of this Agreement.

11. SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

12. NOTICES. All notices, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy.

                          (i)  If to Licensee:

                               Rich Products Manufacturing Corporation
                               1150 Niagara Street
                               Buffalo, New York 14213

                               Attn:   William E. Grieshober, Jr.

                          (ii) If to Licensor:

                               Starbake, Inc.
                               c/o  Paramark Enterprises, Inc.
                               One Harmon Plaza
                               Secaucus, New Jersey   07094

                               Attention:   Alan S. Gottlich, President

                               With a copy to:

                               Saul Feiger, Esq.
                               152-18 Union Turnpike
                               Kew Garden Hills, New York  11367

or, in each case, at such other address as may be specified in writing to the other parties hereto. All such notices and other communications shall be deemed to have been received (w)if by personal delivery on the day after such delivery,
(x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy, on the next day following the day on which such telecopy was sent.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

15. GOVERNING LAW, ETC. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the law of the State of California, all as more specifically set forth in the Purchase Agreement.

16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

17. ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto.

18. AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LICENSEE:

RICH PRODUCTS MANUFACTURING CORP.




By_______________________________
Title______________________________


LICENSOR:

STARBAKE, INC.




By:      __________________


LICENSOR:

PARAMARK ENTERPRISES, INC.




By:      __________________